Exhibit 10.3

AMENDMENT NO. 1 TO

RESTRUCTURING AGREEMENT

This AMENDMENT NO. 1 TO RESTRUCTURING AGREEMENT (this “Amendment”) is dated as of April 29, 2005, and entered into by and among EMERGYSTAT, INC., a Mississippi corporation, EMERGYSTAT OF SULLIGENT, INC., an Alabama corporation, EXTENDED EMERGENCY MEDICAL SERVICES, INC., an Alabama corporation, MED EXPRESS OF MISSISSIPPI, LLC, a Mississippi limited liability company (collectively, “Borrower”), BAD TOYS HOLDINGS, INC., a Nevada corporation (“Parent”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, aka GE COMMERCIAL FINANCE HEALTHCARE FINANCIAL SERVICES CF (“CF”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, aka GE COMMERCIAL FINANCE HEALTHCARE FINANCIAL SERVICES EF (“EF”) (“CF” and “EF”, and their successors, endorsers, transferees, affiliates and assigns, collectively, “GECC”).

Recitals

FIRST:	Borrower, Parent, CF, EF and GECC are parties to that certain Restructuring Agreement, dated as of March 18, 2005 (the “Restructuring Agreement”).

SECOND:	Borrower has failed to make any of the payments required by the Restructuring Agreement

THIRD:	Borrower has requested that the Extended Forbearance Period be extended. GECC is willing to agree to this request by Borrower but only under the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the agreements, provisions and covenants herein contained, each of Borrower, Parent, CF, EF and GECC agrees as follows:

1. Recitals. By this reference the above Recitals are incorporated into and made a part of the body of this Amendment. The parties hereto acknowledge the accuracy of the information set forth in the Recitals.

2. Definitions. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to them in the Restructuring Agreement.

3. Amendments. Upon execution and delivery of this Amendment:

3.1 Section 6.2 of the Restructuring Agreement is hereby modified, amended, and restated as follows:

6.2. On or before May 13, 2005, Borrower shall pay to GECC, and Parent shall cause Borrower to pay to GECC, and GECC shall have received payment in full, in immediately available funds, an amount equal to One Hundred Thousand

Dollars ($100,000), all of which shall be applied by GECC to reduce the CF Obligations.

3.2 Section 6.2.a. of the Restructuring Agreement is added to the Restructuring Agreement which reads as follows:

6.2.a. On or before May 27, 2005, Borrower shall pay to GECC, and Parent shall cause Borrower to pay to GECC, and GECC shall have received payment in full, in immediately available funds, of an amount equal to One Hundred Thousand Dollars ($100,000), all of which shall be applied by GECC to reduce the CF Obligations.

3.3 Section 6.3 of the Restructuring Agreement is hereby modified, amended, and restated as follows:

6.3 On or before May 31, 2005, Borrower shall pay to GECC, and Parent shall cause Borrower to pay to GECC, and GECC shall have received payment in full, in immediately available funds, of the entire amount of the CF Obligations and the EF Obligations, as determined by GECC in accordance with the CF Documents, the Forbearance Agreements, and the EF Documents.

3.4 Section 10 of the Restructuring Agreement is hereby modified, amended, and restated to read as follows:

Limited Forbearance. EF is willing to forbear from exercising its rights and remedies on account of the Existing Default through the earlier of (i) GECC’s receipt of payment in full of the EF Obligations, or (ii) May 31, 2005, subject to all of the provisions stated in the Restructuring Agreement and if, and only if each payment required to be made by Sections 6.1 through 6.4 of this Agreement has been made timely and in accordance with such Sections. The limited forbearance by EF set forth in this Section 10 applies only to the Existing Default and does not affect or limit EF’s rights or remedies in any way with respect to any other of future act or omission (including any Event of Default under this Agreement) that may constitute a default by Borrower, or with respect to any default of resulting from prior acts or omissions by Borrower other than the Existing Default.

3.5 Section 11 of the Restructuring Agreement is hereby modified, amended, and restated to read as follows:

Extension of Forbearance. Except as expressly modified by this Agreement, the provisions of the 2/1/05 Forbearance Agreement are hereby incorporated into this Agreement. The Extended Forbearance Period, as that term is defined in the 2/1/05 Forbearance Agreement, shall be extended through May 31, 2005, by replacing the date March 18, 2005, which is set forth in the first paragraph of Paragraph C of the 2/1/05 Forbearance Agreement, with the date May 31, 2005.

4. Restructuring Agreement. Notwithstanding that the date in the preamble of the Restructuring Agreement was inadvertently left blank, each of Borrower, Parent, and GECC hereby agrees and acknowledges that the Restructuring Agreement was made and entered into as of March 18, 2005.

5. Continuing Effect. Except as expressly modified in this Amendment, all of the provisions of the Restructuring Agreement shall remain in full force and effect, and nothing contained in this Amendment will be, or will be construed to be, a modification of any provision in the Restructuring Agreement. Further, nothing in this Amendment will be a waiver or a modification of any right, power, or remedy of GECC under the Restructuring Agreement, the CF Documents, the EF Documents, applicable law or otherwise, and GECC hereby reserves all of its rights and remedies under the Restructuring Agreement and applicable law.

6. General.

6.1 Authority. Each party to this Amendment represents and warrants that it has full authority to enter into this Amendment and that the person or persons signing for each party are duly and fully authorized and directed to do so.

6.2 Governing Law. This Amendment shall in all respects be governed by, and construed and enforced in accordance with the laws of the State of Maryland, except for its rules relating to the conflicts of law.

6.3 Entire Agreement. The Restructuring Agreement, as modified by this Amendment, constitutes the entire agreement and understanding of the parties with respect to the subject matter thereof and supersedes all prior and contemporaneous understandings, inducements, and agreements, whether expressed or implied, oral or written, in connection with its subject matter.

6.4 Counterparts and Telecopy Execution. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument. GECC’s attorney may integrate into one or more documents signature pages from documents executed in counterpart. Unless otherwise required by GECC, the telecopied signature of a person shall be deemed the original signature of that person and shall be binding for all purposes.

6.5 Ratification. Each party hereto hereby ratifies and confirms the Restructuring Agreement, as amended by this Amendment, in all respects; and, except as expressly amended by this Amendment, the Restructuring Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

“CF”	“BORROWER”

GENERAL ELECTRIC CAPITAL CORPORATION, A DELAWARE CORPORATION, aka GE CAPITAL COMMERCIAL FINANCE HEALTHCARE FINANCIAL SERVICES CF	EMERGYSTAT, INC, A MISSISSIPPI CORPORATION

By:	By:
Title	Title

EMERGYSTAT OF SULLIGENT, INC., AN ALABAMA CORPORATION

By
Title

“EF”

GENERAL ELECTRIC CAPITAL CORPORATION, A DELAWARE CORPORATION, aka GE CAPITAL COMMERCIAL FINANCE HEALTHCARE FINANCIAL SERVICES EF	EXTENDED EMERGENCY SERVICES, INC., AN ALABAMA CORPORATION

By:	By
Title:	Title

MED EXPRESS OF MISSISSIPPI, LLC, A MISSISSIPPI LIMITED LIABILITY COMPANY

By
Title

“PARENT”

BAD TOYS HOLDINGS, INC., A NEVADA CORPORATION

By:
Title:

CONSENT AND AGREEMENT OF GUARANTOR

This Consent and Agreement of Guarantor is executed by the undersigned Johnny Glenn Crawford (the “Guarantor”) with respect to the foregoing Amendment No. 1 To Restructuring Agreement dated April 29, 2005 (the “4/29/05 Amendment”). Except as expressly stated otherwise herein, terms defined in the 4/29/05 Amendment will have the same meanings when used in this Consent and Agreement of Guarantor.

Guarantor has executed and delivered a secured unconditional guaranty of payment and performance for the benefit of GECC dated November 6, 2003, with respect to the Loan Agreement (the “Guaranty”) .

Guarantor acknowledges (i) receiving and reading the 4/29/05 Amendment, (ii) the accuracy of the Recitals in the 4/29/05 Amendment, and (iii) the effectiveness, validity and enforceability of (A) the Guaranty, (B) Guarantor’s grant of a security interest to GECC in all of the property described in the Guaranty; and (C) any other agreements, documents, or instruments securing or otherwise relating to the Guaranty previously executed and delivered by Guarantor (including, without limitation, any arbitration provision and any environmental certification and indemnity agreement). The Guaranty and such other agreements, documents, and instruments, as modified herein, are referred to individually and collectively as the “Guaranty Documents”.

Guarantor consents to the agreement between Borrower, Parent and GECC and all other matters stated in the 4/29/05 Amendment.

Guarantor fully, finally, and forever releases and discharges GECC and its predecessors, successors, assigns, directors, officers, employees, attorneys, agents, representatives, and affiliates, from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits of whatever kind or nature, in law or equity, that Guarantor has or in the future may have, whether known or unknown (i) regarding the Loan, the Loan Agreement, the Other Loan Documents, the Forbearance Agreements, the 4/29/05 Amendment, the Guaranty Documents, or the actions or omissions of GECC relating to the Loan, the Loan Agreement, the Other Loan Documents, the Forbearance Agreements, the 4/29/05 Amendment, or the Guaranty Documents, the EF Documents and (ii) arising from events occurring prior to the date hereof.

Guarantor agrees that all references in the Guaranty Documents, if any, to the Loan Agreement and any and all documents executed and/or delivered in relation to the Loan Agreement will be deemed to refer to such agreements, documents, and instruments as modified by the 4/29/05 Amendment.

Guarantor reaffirms and confirms the Guaranty Documents and agrees that the Guaranty Documents continue in full force and effect; and that the Guaranty Documents remain unchanged, unless and except to the extent specifically modified by this Consent and Agreement of Guarantor. Any property or rights to or interests in property granted as security in the Guaranty Documents will remain as security for the Guaranty and the obligations of Guarantor in the Guaranty.

Guarantor agrees that the Loan Agreement and any and all documents executed and/or delivered in relation to the Loan Agreement, as modified by the Forbearance Agreements, the 4/29/05 Amendment, and the Guaranty Documents, as modified by this Consent and Agreement of Guarantor, are the legal, valid, and binding obligations of Borrower and Guarantor, respectively, and are enforceable in accordance with their terms against Borrower and Guarantor, respectively and jointly, severally, and independently.

Guarantor has no defenses, counterclaims, setoffs, recoupments, or other adverse claims or causes of action of any kind existing with respect to the indebtedness owing by Borrower to GECC under the Loan Agreement and the Other Loan Documents, or with respect to the validity, perfection, priority, and enforceability of the Guaranty Documents and any and all rights and interests granted therein to GECC. The Guaranty Documents are hereby ratified and confirmed in all respects.

Guarantor acknowledges that GECC is entering into the 4/29/05 Amendment and agreeing to the provisions contained therein in reliance on the truth and accuracy of the representations and warranties in this Consent and Agreement of Guarantor. Despite any past or future acceptance of late or partial installment payments, any prior reinstatement, any prior negotiations, or any other forbearance of any kind by GECC, time remains of the essence of the Guaranty Documents, the Loan Agreement, the Other Loan Documents, the Forbearance Agreements, the EF Documents and the 4/29/05 Amendment.

Guarantor agrees that this Consent and Agreement of Guarantor may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Consent and Agreement of Guarantor to form one document.

DATED as of the date of the 4/29/05 Amendment.

JOHNNY GLENN CRAWFORD